EXHIBIT 99.2

inTEST Corporation

FOURTH QUARTER 2020 FINANCIAL RESULTS ANNOUNCEMENT

CONFERENCE CALL SUPPLEMENTAL INFORMATION

MARCH 5, 2021

inTEST Corporation (NYSE American: INTT) is providing this Supplemental Information in conjunction with our 2020 fourth quarter press release in order to provide shareholders and analysts with additional information and detail for analyzing our financial results in advance of our quarterly conference call. The conference call will begin today, Friday, March 5, 2021, at 8:30 am EST. To access the conference call, please dial (323) 289-6576 or (800) 437-2398. The passcode for the conference call is 5369295. Please reference the inTEST 2020 Q4 Financial Results Conference Call. In addition, a live webcast will be available on inTEST’s website, www.intest.com under the “Investors” section and a replay of the webcast will be available for one year following the live broadcast.

The historical roots of inTEST serve the inherently cyclical semiconductor market. In addition, we also serve a number of diversified growth markets for our precision equipment. As the cornerstone of inTEST, the semiconductor market (Semi Market) is an important component of our business. Complementing this market is our ‘Non-Semi’ market, which is referred to as ‘Multimarket.’ ‘Multimarket’ represents our diversification and refers to any markets other than the semiconductor market. This stems from our strategic objective of growing our business in non-semiconductor markets both organically as well as through acquisition. It is important to note that business within our Thermal segment can fall into either ‘Semi’ or ‘Multimarket,’ depending upon how our customers utilize our products or upon their respective applications.

Non-GAAP Financial Measures

In addition to disclosing results that are determined in accordance with GAAP, we also disclose non-GAAP financial measures. These non-GAAP financial measures consist of adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, EBITDA, net earnings excluding restructuring and other non-recurring charges and net earnings excluding restructuring and other non-recurring charges per diluted share. Adjusted net earnings (loss) is derived by adding acquired intangible amortization, adjusted for the related income tax expense (benefit), to net earnings (loss). Adjusted net earnings (loss) per diluted share is derived by dividing adjusted net earnings (loss) by diluted weighted average shares outstanding. EBITDA is derived by adding acquired intangible amortization, interest expense, income tax expense, and depreciation to net earnings (loss). Net earnings per diluted share excluding restructuring and other non-recuring charges is derived by adding restructuring and other charges and other non-recurring charges, both tax effected, to net earnings (loss) and net earnings excluding restructuring and other non-recurring charges per diluted share is derived by dividing net earnings excluding restructuring and other non-recurring charges by diluted weighted average shares outstanding. These results are provided as a complement to the results provided in accordance with GAAP. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and EBITDA are non-GAAP financial measures presented to provide investors with meaningful, supplemental information regarding our baseline performance before acquired intangible amortization charges as this expense may not be indicative of our current core business or future outlook. Net earnings excluding restructuring and other non-recuring charges and net earnings excluding restructuring and other non-recurring charges per diluted share are non-GAAP financial measures presented to provide investors with meaningful, supplemental information regarding our baseline performance before restructuring and other non-recurring charges as these restructuring and other non-recurring charges may not be indicative of our current core business or future outlook. These non-GAAP financial measures are used by management to make operational decisions, to forecast future operational results, and for comparison with our business plan, historical operating results and the operating results of our peers. A reconciliation from net earnings (loss) and net earnings (loss) per diluted share to adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share, from net earnings (loss) to EBITDA and from net earnings (loss) and net earnings (loss) per diluted share to net earnings excluding restructuring and other non-recurring charges and net earnings excluding restructuring and other non-recurring charges per diluted share, which are discussed in this Supplemental Information, is contained in the tables below. The non-GAAP financial measures discussed in this Supplemental Information may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP financial measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

Summary of Business and Financial Highlights

Today we reported the following results for the fourth quarter of 2020:

●

Bookings were $17.6 million, up 22% from $14.4 million reported for Q3 2020, and up 58% from $11.1 million reported for Q4 2019. Multimarket bookings were 37% of total bookings for Q4 2020, compared to 50% in Q3 2020 and 59% in Q4 2019.

●

Net revenues were $14.9 million, up 3% from $14.4 million reported for Q3 2020, and up 9% from $13.6 million reported for Q4 2019. Multimarket net revenues were 49% of total net revenues for Q4 2020, compared to 49% in Q3 2020 and 55% in Q4 2019.

●	Gross margin was $6.7 million or 45%, compared to $6.5 million or 45% reported for Q3 2020, and up from $6.5 million or 48% reported for Q4 2019.
●	Operating loss was $(484,000), down from operating income of $427,000 reported for Q3 2020 and down from operating income of $596,000 reported for Q4 2019.
●

Net loss was $(380,000) or $(0.04) per diluted share, down from net earnings of $458,000 or $0.04 per diluted share reported for Q3 2020, and down from net earnings of $724,000 or $0.07 per diluted share reported for Q4 2019.

●

Q4 2020 results included restructuring and other non-recurring costs of $1.3M, details of which are included in this Supplemental Information. These charges were primarily related to the restructuring and consolidation of our EMS Products Segment. When tax effected, these charges amounted to $1.1 million or $0.11 per diluted share. Excluding these non-recurring charges, Q4 2020 net earnings would have been $693,000 or $0.07 per diluted share (Non-GAAP).

Summary of Bookings and Net Revenues

Bookings by end market served in dollars and as a percentage of total bookings and net revenues by end market served in dollars and as a percentage of total net revenues for the periods presented:

($ in 000s)	Three Months Ended
					Change				Change
	12/31/2020		9/30/2020		$	%	12/31/2019		$	%
Bookings
Industrial	$3,665	20.8%	$5,206	36.1%	$(1,541)	-29.6%	$3,825	34.3%	$(160)	-4.2%
Electronic Test	2,825	16.0%	1,958	13.6%	867	44.3%	2,703	24.3%	122	4.5%
Multimarket (Non-Semi)	$6,490	36.8%	$7,164	49.7%	$(674)	-9.4%	$6,528	58.6%	$(38)	-0.6%
Semi Market	11,129	63.2%	7,263	50.3%	3,866	53.2%	4,612	41.4%	6,517	141.3%
	$17,619	100.0%	$14,427	100.0%	$3,192	22.1%	$11,140	100.0%	$6,479	58.2%

Net Revenues
Industrial	$4,995	33.7%	$4,220	29.3%	$775	18.4%	$5,248	38.5%	$(253)	-4.8%
Electronic Test	2,266	15.2%	2,836	19.6%	(570)	-20.1%	2,291	16.8%	(25)	-1.1%
Multimarket (Non-Semi)	$7,261	48.8%	$7,056	48.9%	$205	2.9%	$7,539	55.4%	$(278)	-3.7%
Semi Market	7,614	51.2%	7,387	51.1%	227	3.1%	6,075	44.6%	1,539	25.3%
	$14,875	100.0%	$14,443	100.0%	$432	3.0%	$13,614	100.0%	$1,261	9.3%

Fourth quarter 2020 Multimarket bookings were $6.5 million, or 37% of total bookings, compared with $7.2 million, or 50% of total bookings in the third quarter.

Fourth quarter 2020 Multimarket net revenues were $7.3 million, or 49% of total net revenues, compared with $7.1 million, or 49% of total net revenues in the third quarter.

Top 10 customers represented 35% of year-to-date net revenues as of the end of the fourth quarter and there were no customers that exceeded 10% of net revenues on a year-to-date basis.

Net revenues shipped into China for the year ended December 31, 2020 were $5.5 million or 10% of consolidated net revenues.

Summary of Component Material Costs, Cost of Revenues and Gross Margin

Component material costs, cost of revenues and gross margin in dollars and as a percentage of total net revenues in the periods presented:

($ in 000s)	Three Months Ended
	12/31/2020		9/30/2020		12/31/2019
Consolidated
Component material costs	$5,226	35.1%	$5,033	34.8%	$4,288	31.5%
Cost of revenues	$8,155	54.8%	$7,993	55.3%	$7,149	52.5%
Gross margin	$6,720	45.2%	$6,450	44.7%	$6,465	47.5%

Fourth quarter 2020 gross margin was $6.7 million, or 45%, as compared with $6.5 million, or 45%, in the third quarter. The improvement in the gross margin percentage was primarily the result of a reduction in our quarterly accruals for excess and obsolete inventory, which declined from $105,000 or 0.7% of net revenues in third quarter to $35,000 or 0.2% of net revenues in the fourth quarter.

Summary of Results of Operations

Results of operations in dollars and as a percentage of total net revenues in the periods presented:

	Three Months Ended
(Amounts in 000s, except per share data)					Change				Change
	12/31/2020		9/30/2020		$	%	12/31/2019		$	%
Net revenues	$14,875	100.0%	$14,443	100.0%	$432	3.0%	$13,614	100.0%	$1,261	9.3%
Cost of revenues	8,155	54.8%	7,993	55.3%	162	2.0%	7,149	52.5%	1,006	14.1%
Gross margin	6,720	45.2%	6,450	44.7%	270	4.2%	6,465	47.5%	255	3.9%
Selling expense	1,962	13.2%	1,747	12.1%	215	12.3%	1,955	14.4%	7	0.4%
R&D expense	1,245	8.4%	1,316	9.1%	(71)	-5.4%	1,211	8.9%	34	2.8%
G&A expense	2,919	19.6%	2,799	19.4%	120	4.3%	2,703	19.8%	216	8.0%
Restructuring and other charges	1,078	7.2%	161	1.1%	917	569.6%	-	0.0%	1,078	#DIV/0!
Operating expenses	7,204	48.4%	6,023	41.7%	1,181	19.6%	5,869	43.1%	1,335	22.7%
Operating income (loss)	(484)	-3.2%	427	3.0%	(911)	-213.3%	596	4.4%	(1,080)	-181.2%
Other income	30	0.2%	6	0.0%	24	-400.0%	52	0.4%	(22)	42.3%
Pre-tax income (loss)	(454)	-3.0%	433	3.0%	(887)	-204.8%	648	4.8%	(1,102)	-170.1%
Income tax benefit	(74)	-0.5%	(25)	-0.2%	(49)	-196.0%	(76)	-0.6%	2	-2.6%
Net income (loss)	$(380)	-2.5%	$458	3.2%	$(838)	183.0%	$724	5.4%	$(1,104)	152.5%

Diluted EPS	$(0.04)		$0.04				$0.07
Weighted Avg Shares - diluted	10,283		10,288				10,299

EBITDA	$12	0.1%	$908	6.3%	$(896)	98.7%	$1,111	8.2%	$(1,099)	-98.9%

Results of Operations Highlights

Selling expense increased by 12% sequentially to $2.0 million for the fourth quarter. The $215,000 increase was driven primarily by higher levels of commission expense. To a lesser extent, there were also increases in advertising and third-party installation costs.

Fourth quarter Engineering and product development expense decreased 5% sequentially to $1.2 million. The $71,000 decline was primarily driven by reduced levels of spending on product development materials in our Thermal Products segment.

General and administrative expense increased 4% sequentially to $3.0 million in the fourth quarter. The $120,000 increase was driven primarily by non-recurring costs related to the GM transition in our EMS Products segment, as well as increased bonus and stock-based compensation expense related to the recent CEO transition. These increases were partially offset by reduced spending on third-party professionals who assist us with compliance-related activities.

Restructuring and other charges were $1.1 million in the fourth quarter compared to $161,000 in the third quarter. The fourth quarter restructuring charges were driven primarily by costs associated with the restructuring and consolidation of the manufacturing operations of our EMS Products segment, which totaled $889,000, as well as costs related to a reduction in our Mansfield, MA facility of $189,000. The third quarter restructuring charges were driven primarily by costs associated with our CEO transition. These restructuring and other charges as well as other non-recurring costs are highlighted in the Summary of Non-Recurring Costs that appears later in this Q4 2020 Supplemental Information.

Other income was $30,000 in the fourth quarter compared to $6,000 in the third quarter. The increase in other income in the fourth quarter was driven by a gain on sale of fixed assets as well as increased foreign exchange gains during the period.

We booked an income tax benefit of ($74,000) in the fourth quarter, reflecting a 16% effective tax rate. This compares to ($25,000) of income tax benefit accrued in the third quarter, which reflected an effective tax rate of (6%). We currently expect that our effective tax rate in 2021 will range from 16% to 18%.

For the quarter ended December 31, 2020, we had a net loss of ($380,000) or ($0.04) per diluted share, compared to net earnings of $458,000 or $0.04 per diluted share for the third quarter. Our fourth quarter results reflected non-recurring charges of $1.3 million, which included the $1.1 million in restructuring and other charges previously discussed, and when tax effected these costs amounted to $1.1 million or $0.11 per share. Excluding these non-recurring costs, our fourth quarter net earnings would have been $693,000 or $0.07 per diluted share (Non-GAAP).

Diluted weighted average shares outstanding were 10,282,903 for the fourth quarter of 2020. We did not issue any shares of restricted stock, nor did we have any forfeitures of shares of restricted stock and we did not repurchase any shares during the fourth quarter of 2020.

Depreciation expense was $156,000 for the fourth quarter (compared to $164,000 for the third quarter), while acquired intangible amortization was $306,000 (essentially unchanged from $307,000 for the third quarter). Stock-based compensation expense was $191,000 for the fourth quarter of 2020 (compared to $85,000 for the third quarter, which included the impact of the reversal of $117,000 in previously accrued stock-based compensation expense on restricted stock and option awards issued to our former CEO that were forfeited upon his resignation).

EBITDA decreased from $908,000 for the third quarter to $12,000 reported for the fourth quarter.

Balance Sheet and Cash Flow Highlights

Cash and cash equivalents at the end of the fourth quarter were $10.3 million, up $804,000 or 9% from September 30, 2020. During the quarter we had cash flow provided by operations of $848,000. Today cash stands at $11.7 million. We currently expect cash and cash equivalents to decline in the first quarter as a result of the payment of 2020 annual bonuses and then increase throughout 2021 before the impacts of any acquisition related activities.

Accounts receivable decreased $1.1 million or 12% sequentially to $8.4 million at December 31, 2020 with 52 DSO.

Inventories increased $552,000 or 8% sequentially to $7.5 million at December 31, 2020, which corresponded to 130 days of inventory.

Capital expenditures during the fourth quarter were $138,000, down from $330,000 in the third quarter. Included in the third quarter capital expenditures was $202,000 for tenant improvements to our Mt. Laurel, NJ facility related to our EMS facility consolidation. We currently expect to spend $230,000 in the first quarter to complete these tenant improvements.

The backlog at the end of December was $11.5 million, up $2.7 million or 31% from $8.7 million at September 30, 2020.

Summary of Non-Recurring Costs

($ in 000s)	Three Months Ended				Year Ended	Notes
Description	3/31/2020	6/30/2020	9/30/2020	12/31/200	12/31/2020
Costs associated with the CEO transition
Severance and medical costs	-	-	133	-	133	A
Other costs (legal, consulting, reversal of stock based comp)	-	136	108	20	264
	-	136	241	20	397
EMS Restructure and Consolidation
Restructuring costs (severance, other lease exit costs)	-	-	-	222	222
Facility consolidation costs (moving, production start up)	-	-	14	145	159
Lease impairment charge	-	-	-	522	522
Total EMS Restructure and Consolidation	-	-	14	889	903	A

Corporate restructuring costs	8	-	-	-	8	A
Ambrell restructuring costs	-	38	-	-	38	A
MA leased space reduction (including lease impairment charge)	-	-	-	189	189	A
Ambrell GM relocation costs	-	-	14	-	14	A
Other items (including renewal of $50M shelf S-3)	-	42	57	185	284
Total Non-Recurring Costs	8	216	326	1,283	1,833
Total Restructuring and Other Charges Per Income Statement	8	38	161	1,078	1,285	Sum of A

Notes - Items noted by "A" above are included in Restructuring and Other Charges in our consolidated statement of operations. The balance of the non-recurrring items above are included in general and administrative expense on our consolidated statement of operations.

Net Earnings (Loss) Excluding Non-Recurring Costs (Non-GAAP):
Net Earnings (Loss) (GAAP)	(1,143)	170	458	(380)	(895)
Diluted Weighted Average Shares Outstanding	10,220,853	10,258,917	10,287,562	10,282,903	10,256,560
Net Earnings (Loss) per diluted share (GAAP)	$(0.11)	$0.02	$0.04	$(0.04)	$(0.09)

Tax effected non-recurring costs - $	7	201	307	1,073	1,588
- per diluted share	$0.00	$0.02	$0.03	$0.11	$0.16

Net Earnings (Loss) excluding non-recurring costs (Non-GAAP) - $	(1,136)	371	765	693	693
- per diluted share (Non-GAAP)	$(0.11)	$0.04	$0.07	$0.07	$0.07

Reconciliation of Net Earnings (GAAP) to EBITDA (Non-GAAP)

($ in 000s)	Three Months Ended			Year Ended
	12/31/2020	9/30/2020	12/31/2019	12/31/2020

Net earnings (loss) (GAAP)	$(380)	$458	$724	$(895)
Acquired intangible amortization	306	307	313	1,233
Interest expense	4	4	-	33
Income tax expense (benefit)	(74)	(25)	(76)	(336)
Depreciation	156	164	150	630
EBITDA (Non-GAAP)	$12	$908	$1,111	$665

Reconciliation of Net Earnings (Loss) (GAAP) to Net Earnings Excluding Restructuring and Other Non-Recurring Charges (Non-GAAP) and Net Earnings (Loss) Per Diluted Share (GAAP) to Net Earnings Excluding Restructuring and Other Non-Recurring Charges Per Diluted Share (Non-GAAP)

($ in 000s)	Three Months Ended			Year Ended
	12/31/2020	9/30/2020	12/31/2019	12/31/2020
Net earnings (loss) (GAAP)	$(380)	$458	$724	$(895)
Less: Restructuring and other charges	1,078	161	-	1,285
Less: Other non-recurring charges	205	165	-	548
Tax adjustments	(210)	(19)	-	(245)
Net earnings excluding restructuring and other non-recurring charges (Non-GAAP)	$693	$765	$724	$693

Net earnings (loss) per diluted share (GAAP)	$(0.04)	$0.04	$0.07	$(0.09)
Less: Restructuring and other charges	0.11	0.02	-	0.13
Less: Other non-recurring charges	0.02	0.01	-	0.05
Tax adjustments	(0.02)	-	-	(0.02)
Net earnings excluding restructuring and other non-recurring charges per diluted share (Non-GAAP)	$0.07	$0.07	$0.07	$0.07

Forward-Looking Statements

This Supplemental Information includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of our plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. Our forward-looking statements can often be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “plans,” “projects,” “forecasts,” “outlook,” “anticipates” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

Such risks and uncertainties include, but are not limited to, any mentioned in this Supplemental Information as well as the impact of the COVID-19 pandemic on our business, liquidity, financial condition and results of operations; indications of a change in the market cycles in the Semi Market or other markets we serve; changes in business conditions and general economic conditions both domestically and globally; changes in the demand for semiconductors; the success of our strategy to diversify our business by entering markets outside the Semi Market; our ability to successfully consolidate our EMS operations without any impacts on customers shipments; the possibility of future acquisitions or dispositions and the successful integration of any acquired operations; our ability to borrow funds or raise capital to finance potential acquisitions; changes in the rates and timing of capital expenditures by our customers; and other risk factors set forth from time to time in our Securities and Exchange Commission filings, including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2019, quarterly reports on Form 10-Q for the quarters ended March 31, 2020,June 30, 2020 and September 30, 2020. Any forward-looking statement made by us in this Supplemental Information is based only on information currently available to us and speaks to circumstances only as of the date on which it is made. We undertake no obligation to update the information in this Supplemental Information to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

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